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                                                                  EXHIBIT 10.10
                                FIRST AMENDMENT
                                       TO
                        INCENTIVE STOCK OPTION AGREEMENT


         This First Amendment to Incentive Stock Option Agreement (the "Amendment"), dated as of August 23, 1999, is entered into by and between Richard W. Winterich ("Optionee") and Mobility Electronics, Inc. (the "Company"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Winterich and the Company are parties to that certain Incentive Stock Option Agreement, dated as of April 12, 1999, pursuant to which Optionee was granted options to purchase up to 30,000 shares of the Company's common stock (the "Agreement"); and

         WHEREAS, Winterich and the Company desire to amend the Agreement to the extent provided herein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         A. AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

                  (i) The first sentence of Section 1 of the Agreement is hereby amended to read in its entirety as follows:

                  "Under the terms and conditions of the Company's Amended and Restated 1996 Long Term Incentive Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of 50,000 shares of the Company's common stock, par value $0.01 per share, at a purchase price of $0.01 per share."

                 (ii) Section 2 of the Agreement is hereby amended to read in its entirety as follows:

                           "2. CHARACTER OF OPTION. The Option is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that to the extent the Option does not qualify as an incentive stock option by virtue of exceeding the $100,000 limitation in Section 422(d) of the Code, the Option shall be treated as an option other than an incentive stock option."

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                  (iii) Section 4 of the Agreement is hereby amended to read in its entirety as follows:

                           4. VESTING. Subject to the provisions of Section
                  6(b) of the Plan, this Option shall vest in full and be exercisable in whole or in part during its term following the earlier of: (i) the consummation of an initial public offering by the Company; (ii) the consolidation or merger of the Company with or into another business entity pursuant to which immediately following such consolidation or merger, the Company's stockholders fail to hold at least a majority of the voting stock of the surviving entity; (iii) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, except to a subsidiary of the Company; (iv) a "Change In Control" of the Company (as defined in Exhibit A to the Employment Agreement between the Company and Optionee, dated November 20, 1998); (v) the consummation by the Company of a major strategic transaction (which shall mean an investment of $10 million or more into the Company by a strategic partner or investor (excluding any debt facility provided by a financial institution)); or (vi) December 31, 2007.

         B. TERMINATION OF AMENDMENT. Notwithstanding anything contained herein to the contrary, this Amendment shall be considered null and void and to have never existed in the event that Optionee ceases to be an employee of the Company on or prior to the first to occur of the following: (i) December 31, 2000; (ii) the consummation of an initial public offering by the Company; (iii) the consolidation or merger of the Company with or into another business entity pursuant to which immediately following such consolidation or merger, the Company's stockholders fail to hold at least a majority of the voting stock of the surviving entity; or (iv) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, except to a subsidiary of the Company (each, a "Triggering Event"). Optionee agrees that if Optionee exercises any portion of this Option prior to the occurrence of a Triggering Event and fails to be employed by the Company at the time of the first occurrence of a Triggering Event, then Optionee shall forfeit all shares of Common Stock so purchased (and the Company shall refund to Optionee the exercise price therefor) (the "Forfeiture"). The Company shall hold any stock certificates to be issued to Optionee upon exercise of this Option until the occurrence of a Triggering Event and, in the case of a Forfeiture, the Company shall cancel such stock certificates so held by the Company.

         C. MISCELLANEOUS.

                  (1) Except as specifically provided herein, the Agreement shall remain in full force and effect.

                  (2) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                              MOBILITY ELECTRONICS, INC.


                                              By: /s/ CHARLES R. MOLLO
                                              ---------------------------------
                                              Charles R. Mollo,
                                              Chief Executive Officer



                                              /s/ RICHARD W. WINTERICH
                                              ---------------------------------
                                              Richard W. Winterich


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